SUB-SUB-ADVISORY AGREEMENT

	This SUB-SUB-ADVISORY AGREEMENT is made
as of this May 30, 2017 (the "Sub-Sub-Advisory Agreement"), between Janus Capital Management LLC, a Delaware limited liability company ("Janus") and Perkins Investment
Management LLC, a Delaware limited liability company
("Perkins").

	WHEREAS, THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY ("VALIC") is engaged as the investment adviser of VALIC Company II, an investment company organized under the laws of Delaware as a business trust ("VC II"), pursuant to an Investment Advisory Agreement. VC II is a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act") ;

       WHEREAS, VALIC has entered into an investment
Sub-Advisory Agreement with Janus (the "Sub-Advisory
Agreement") in order for Janus to assume certain responsibilities and obligations of VALIC under the Investment Advisory Agreement with respect to the Large Cap
Value Fund
(the "Fund");

       WHEREAS, Janus is authorized under the Sub-
Advisory Agreement to delegate any of its duties and obligations to any affiliated person (as such term is defined in the 1940 Act) that is eligible to serve as an investment adviser to an investment company registered under the 1940 Act on such terms and conditions as Janus deems necessary or appropriate, provided that VALIC consents to any such delegation and to the terms and conditions thereof and such delegation is permitted by and in conformity with the 1940
Act;

       WHEREAS, Perkins is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended
(the "Advisers Act");

       WHEREAS, Janus desires to delegate to Perkins its duties and responsibilities for providing the day to day portfolio management of the Fund and Perkins is willing to accept such delegation and to render such portfolio management services;


       NOW, THEREFORE, the parties agree as follows:

            1.	Delegation.  Janus hereby delegates to
Perkins the following duties and responsibilities required to be performed by Janus for the Fund pursuant to the Sub-Advisory Agreement with respect to the investment and reinvestment of the assets of the Fund: Perkins shall manage the investment operations of the Fund, shall determine without prior consultation with VALIC or Janus, what securities and other assets of the Fund will be acquired, held, or disposed of , and shall direct Janus with respect to the execution of trades in connection with such determinations, in conformity with the investment objectives, policies and restrictions of the Fund. Perkins shall not issue directly to broker(s) or dealer(s) purchase or sell orders with respect to the securities of the Fund and shall not be responsible for aggregating purchase or sell orders for the Fund. Perkins hereby accepts such delegation and agrees to perform such duties and assume such responsibilities, subject to the oversight of Janus.


2.	Further Obligations of Perkins.
                  (a)	In all matters relating to the
performance of this Sub-Sub-Advisory Agreement with
respect to the Fund, all of Perkins' acts or omissions shall be in conformity with: (i) the Sub-Advisory Agreement between
VALIC and Janus; (ii) the investment goals and restrictions specified by VALIC and the Fund documents (prospectus and
SAI) provided to Perkins; (iii) the Advisers Act; and (iv) all other applicable federal and state laws governing the Fund's operations and investments.
                  (b)	Perkins shall provide timely
reports to Janus on its activities under this Sub-Sub-Advisory Agreement as agreed on from time to time, and shall provide
Janus with all information or documents that Janus may
reasonably request in connection with this Sub-Sub-Advisory
Agreement.
                  (c)	Perkins shall maintain all books
and records required to be maintained by Perkins pursuant to the Advisers Act and shall make such records available to
Janus upon reasonable request.
                  (d)	Except to the extent otherwise
required by any applicable federal or state laws or by any direction of VALIC or Janus, Perkins shall keep confidential any and all information concerning the affairs of the Fund.
                  (e)	Perkins at its expense will make
available to VALIC at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of VALIC, Janus and Perkins, by
telephone, in order to review the investment policies,
performance and other investment related information
regarding the Fund and to consult with the VC II's Board of Trustees ("the Board") and VALIC regarding the Fund's investment affairs, including economic, statistical and
investment matters related to Perkins' duties hereunder, and will provide periodic reports as requested to VALIC relating to the investment strategies it employs as well as Perkins'
duties hereunder.  Perkins and its personnel shall also
cooperate fully with counsel and auditors for, and the Chief Compliance Officers of, Janus, VALIC, the Fund and the
Board.
                  (f)	In accordance with procedures
adopted by the Board, as amended from time to time, Perkins
will provide assistance to Janus and the Fund in the fair
valuation of Fund securities for security prices that are not readily available. Any valuation assistance provided is for informational purposes only and is not a recommendation by
Perkins.  Perkins will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of Perkins such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by VALIC or Fund's accounting agent not to be readily available in the ordinary course of business from an automated pricing service. In addition,
Perkins will assist the Fund and its agents in determining
whether prices obtained for valuation purposes accurately
reflect market price information relating to the assets of the
Fund at such times as Janus or VALIC shall reasonably
request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of the Fund's net asset value per share.  VALIC's designated
pricing agent, and not Janus or Perkins, is responsible for providing valuation of the assets in the Fund.
                  (g)	Perkins at its expense will provide
Janus, VALIC and/or the Fund's Chief Compliance Officer
with such compliance reports as may be reasonably requested
from time to time.  Notwithstanding the foregoing, Perkins
will promptly report to Janus and VALIC any material
violations of the federal securities laws (as defined in Rule
38a-1 of the 1940 Act) that it is aware of or of any material violation of Perkin's compliance policies and procedures that pertain to the Fund, as well as any change in portfolio manager(s) of the Fund.
                  (h)	Perkins will (i) assist in the
preparation of disclosures regarding factors that have affected the Fund's performance, including the relevant market
conditions and the investment strategies and techniques used by Perkins, for each period as requested by Janus or VALIC;
and (ii) review draft reports to shareholders and other
documents provided or available to it and provide comments
on a timely basis.
                  (i)	Perkins shall immediately notify
Janus and VALIC in the event that Perkins or any of its
affiliates becomes aware:
i.	that it is subject to a
statutory disqualification
that prevents Perkins from
serving as an investment
manager pursuant to this
Sub-Sub-Advisory
Agreement; or
ii.	that it is the subject of an
administration proceeding
or enforcement action by
the Securities and
Exchange Commission
(the "Commission") or
other regulatory authority.
                   (j)	Perkins shall use the same skill and
care in providing services to the Fund as it uses in providing services to fiduciary accounts for which it has investment responsibility.
                   (k)	Perkins is hereby prohibited from
consulting with any other sub-advisers of the Fund, other sub-advisers to another portfolio of VC II, or other sub-advisers to a portfolio under common control with the Fund concerning transactions of the Fund in securities or other assets. Notwithstanding the foregoing, Perkins may consult with
Janus regarding transactions of the Fund in securities or other assets, or as otherwise consistent with the terms of this Sub-Sub-Advisory Agreement.
3.	Obligations of Janus.
                  (a)	No provision of this Agreement
shall relieve Janus of its duties or responsibilities under the Sub-Advisory Agreement and Janus shall appropriately oversee, monitor and evaluate Perkins" performance of its
duties and responsibilities under this Sub-Sub-Advisory
Agreement.
                  (b)	Janus shall be responsible for the
execution of all transactions upon receipt of an order from Perkins, including but not limited to, the broker used to execute the transaction, the compensation paid to such broker, and the party with which the transaction will be consummated.
                   (c)	Janus shall be responsible for
providing accurate and current information with respect to
records maintained for the Fund.
                    (d)	Janus shall be responsible for
ensuring that all of Janus' acts or omissions under this Sub-Sub-Advisory Agreement comply with all applicable federal and state laws.
            4.	Compensation.  Perkins shall be paid by
Janus for its services under the Sub-Sub-Advisory Agreement
with respect to the Fund a fee at an annual rate equal to (i) fifty percent (50%) of the advisory fees Janus receives from VALIC.
            5.	Expenses and Excluded Expenses.  Perkins
shall pay all its own costs and expenses incurred in rendering the services required under this Sub-Sub-Advisory Agreement. Notwithstanding any other provision hereof, it is expressly agreed that Perkins shall not be responsible to pay any
expenses of Janus or the Fund, including but not limited to organizational, operational or business expenses of Janus or the Fund, such as, (a) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund; (b) custodian fees and expenses of the Fund; and (c) interest and taxes of the
Fund.
            6.	Term of Agreement.   This Sub-Sub-
Advisory Agreement shall become effective on the date hereof. Unless sooner terminated as provided herein, this Sub-Sub-
Advisory Agreement shall continue in effect for two years from its effective date. Thereafter, this Sub-Sub-Advisory
Agreement shall continue in effect, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC II trustees who are not parties to this Sub-Sub-Advisory Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the Board or a majority of the Fund's outstanding voting securities.

This Sub-Sub-Advisory Agreement shall automatically
terminate in the event of its assignment as that term is defined in the 1940 Act or in the event of the termination of the Sub-Advisory Agreement. The Sub-Sub-Advisory Agreement may
be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund's outstanding voting securities, or by Janus, on not more than 60 days' nor less than 30 days' written notice to Perkins, or upon such shorter notice as may be mutually agreed upon by the parties.  Perkins may terminate this Agreement at any time, on not more than 60 days' nor less than 30 days' written notice to Janus, or upon such shorter notice as may be mutually agreed
upon by the parties.   If Perkins materially breaches the terms of
this Sub-Sub-Advisory Agreement, Janus may terminate the
authority of Perkins to act hereunder upon delivery of written notice effective upon receipt. Termination of this Sub-Sub-Advisory Agreement will not affect the validity of any action Perkins has previously taken, or Perkins' liabilities or obligations for transactions initiated before termination.
7.	Limitation of Liability; Indemnification.
Unless otherwise required by applicable
law:
                     (a)	Limitation of Liability.
Janus and any of its affiliates, directors, officers, shareholders, employees or agents shall not be liable for any error of judgment or for any loss, liability, cost, damage, or expense (including reasonable attorney's fees and costs) (collectively referred to as "Losses") suffered by Perkins, the Fund or
VALIC in connection with the performance of its obligations
under this Sub-Sub-Advisory Agreement, except a loss
resulting from willful misfeasance, bad faith or gross
negligence on Janus' part in the performance of its duties or from reckless disregard of its obligations and duties under this Sub-Sub-Advisory Agreement, except as may otherwise be provided by the 1940 Act or under the provisions of other
federal securities laws or applicable state law which cannot be waived or modified hereby.
                    (b)	Janus agrees to indemnify and
hold harmless Perkins, its affiliates and each of their
respective officers, directors, members, agents, employees, controlling persons and shareholders (each an "Indemnified
Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which such Indemnified Parties may become subject arising from Janus'
acts or omissions under this Sub-Sub-Advisory Agreement,
including, without limitation, liability for actions brought by VALIC or the Fund against any of such Indemnified Parties; provided, however, that in no case is Janus' indemnity in favor of Indemnified Party deemed to protect or apply to such
Indemnified Party against any liability to which such
Indemnified Party would otherwise be subject by reason of
such Indemnified Party's own willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties, or any material breach of this Agreement.
                     (c)	Limitation of Liability.
Perkins and any of its affiliates, directors, officers, shareholders, employees or agents shall not be liable for any error of judgment or for any loss, liability, cost, damage, or expense (including reasonable attorney's fees and costs) (collectively referred to as "Losses") suffered by Janus, the
Fund or VALIC in connection with the performance of its
obligations under this Sub-Sub-Advisory Agreement, except a
loss resulting from willful misfeasance, bad faith or gross negligence on Perkins' part in the performance of its duties or from reckless disregard of its obligations and duties under this Sub-Sub-Advisory Agreement, except as may otherwise be provided by the 1940 Act or under the provisions of other
federal securities laws or applicable state law which cannot be waived or modified hereby.
                     (d)	Perkins agrees to
indemnify and hold harmless Janus and its affiliates and each of their respective directors, officers, members, agents, employees, controlling persons and shareholders against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Janus or its affiliates or such directors, officers, agents, employees, controlling persons or shareholders may become subject arising from Perkins' acts or omissions under this Sub-Sub-Advisory Agreement, including, without limitation, liability for actions brought by VALIC or the Fund against any of such
Indemnified Parties; provided, however, that in no case is
Perkins indemnity in favor of any person deemed to protect or apply to such person against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her, or its reckless disregard of such person's obligations and duties under this Sub-Sub-
Advisory Agreement, or any material breach of this Sub-Sub-
Advisory Agreement.
          8.	Representations of Perkins.  Perkins hereby
represents, warrants and covenants  as follows:
              (a)	Perkins:  (i) is registered as an
investment adviser under the Advisers Act and will continue
to be so registered for so long as this Sub-Sub-Advisory
Agreement remains in effect; (ii) is not prohibited by the
Advisers Act from performing the services contemplated by
this Sub-Sub-Advisory Agreement; (iii) has met, and will
continue to meet for so long as this Sub-Sub-Advisory
Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization necessary to be met in order to perform the services contemplated by this Sub-Sub-Advisory Agreement; (iv) has the legal and corporate authority to enter into and perform the services contemplated by this Sub-Sub-Advisory Agreement; and (v) will
immediately notify Janus of the institution of any
administrative, regulatory or judicial proceeding against
Perkins that could have a material adverse effect upon
Perkins' ability to fulfill its obligations under this Sub-Sub-
Advisory Agreement.
              (b)	Perkins has provided Janus with a
copy of its Form ADV as most recently filed with the U.S. Securities and Exchange Commission ("SEC") and will, promptly after filing any amendment to its Form ADV with
the SEC, furnish a copy of such amendment to Janus.
              (c)	Perkins will notify Janus of any
change in the identity or control of its members owning a 10%
or greater interest in Perkins, or any change that would
constitute a change in control of Perkins under the 1940 Act, prior to any such change if Perkins is aware, or should be
aware, of any such change, but in any event as soon as any
such change becomes known to Perkins.
              (d)	Perkins has adopted a code of
ethics meeting the requirements of Rule 17j-1 under the 1940
Act and the requirements of Rule 204A-1 under the Advisers
Act and has provided VALIC and the Board a copy of such
code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption. Upon request of Janus or VALIC, Perkins will supply VALIC a written report that (A) describes any issues arising under the code of ethics or procedures since Perkins' last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed or remedial action taken in response to the material violations; and (B) certifies that the procedures contained in Perkins' code of ethics are reasonably designed to prevent
"access persons" from violating the code of ethics.
          9.	Independent Contractor. Perkins shall for all
purposes hereunder by deemed to be an independent
contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent Janus, the Fund or
VALIC in any way.
          10.	Notices.  All notices or other
communications under this Sub-Sub-Advisory Agreement will
be in writing and will be deemed properly given when
received by delivery in person, by overnight courier or by facsimile transmission followed by hard copy by regular mail, at the addresses set forth below, or to such other address as may be designated by the party entitled to receive the same by notice similarly given:
	(a)	To Janus at:
Janus Capital Management LLC
151 Detroit Street
Denver, Colorado 80206
Attention:  General Counsel

       (b)	To Perkins at:

Perkins Investment Management
LLC
 311 S. Wacker Drive
Suite 6000
Chicago, IL 60606
Attention: Ted Hans
Telephone: (312) 356-6872

          11.	Amendments.  This Sub-Sub-Advisory
Agreement may be amended by the parties only in a written instrument signed by the parties to this Sub-Sub-Advisory Agreement, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted
thereunder.
          12.	Governing Law.  This Sub-Sub-Advisory
Agreement shall be construed in accordance with the laws of
the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the Advisers Act and 1940 Act.
To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the Advisers Act or the 1940 Act, the latter shall control.
          13.	Miscellaneous.  This Sub-Sub-Advisory
Agreement may be executed in two or more counterparts,
which taken together shall constitute one and the same instrument. The headings in this Sub-Sub-Advisory
Agreement are included for convenience of reference only and in no way define or limit any of the provisions thereof or otherwise affect their constructions or effect. If any provision of this Sub-Sub-Advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Sub-Sub-Advisory Agreement shall not be affected thereby. This Sub-Sub-Advisory Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          14.	Books and Records.  Perkins shall keep the
books and records required to be maintained by Perkins
pursuant to this Sub-Sub-Advisory Agreement and shall
timely furnish to VALIC all information relating to Perkins' services under this Sub-Sub-Advisory Agreement needed by
VALIC to keep the books and records of the Fund required by
Rule 31a-1 under the 1940 Act. Perkins agrees that all records that it maintains on behalf of the Fund are property of the
Fund and Perkins will surrender promptly to the Fund any of
such records upon the Fund's request; provided, however, that Perkins may retain a copy of such records. Perkins further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Sub-Sub-Advisory
Agreement, and to provide reasonable advance notice to
VALIC of its intention to destroy any such records after the expiration of the applicable retention period.
          15.	Use of Names.  Perkins shall not use the
name, trade name, trademarks, service marks and/or logo of
VALIC, VC II, and/or any subsidiaries or affiliates in any communications (written, verbal or electronic), including publicity releases, advertising or sales activities or brochures, or similar written materials or activities, other than in communications which are solely internal to Perkins or are with Janus, VALIC, the Fund, or any of their respective
officers, directors or employees, without the prior written
consent of VALIC.
          16.	Third-Party Beneficiary. The parties
acknowledge and agree that VALIC, VC II and the Fund are third-party beneficiaries of this Sub-Sub-Advisory Agreement, and it is intended that VALIC, VC II and the Fund shall have the authority to enforce their respective rights hereunder.



IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their officers designated below as of the day and year first above written.

			JANUS
CAPITAL MANAGEMENT LLC

			By:	/s/
Russell P. Shipman
			Name:	 Russell
P. Shipman
			Title:	Senior
Vice President



			PERKINS
INVESTMENT MANAGEMENT LLC


			By:	/s/ Ted
Hans
			Name:	Ted
Hans
					Title:	 Chief
Operating Officer